Exhibit 99.1

FOR IMMEDIATE RELEASE

September 25th, 2009

QVC Completes Issuance of $1 Billion of Senior Secured Notes due 2019

Englewood, Colo, Sept. 25 — QVC, Inc. announced today the completion of the previously announced offering of $1 billion in aggregate principal amount of 7.50% Senior Secured Notes due 2019 (the “Notes”) at an issue price of 98.278% on September 25, 2009.  The net proceeds of the Notes will be used to fund the purchase and cancellation of outstanding term loans under QVC’s senior secured credit facilities that mature in 2014.  QVC, Inc. is a wholly-owned subsidiary of Liberty Media Corporation (NASDAQ: LCAPA, LCAPB, LINTA, LINTB, LMDIA, LMDIB) attributed to the Liberty Interactive group.

The Notes were offered to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States in accordance with Regulation S under the Securities Act.  The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sales of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the completion of the offering and the use of proceeds from the offering.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-Q and 10-K and our Form 8-K filed July 20, 2009 for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media’s business which may affect the statements made in this press release.

Contact:

Courtnee Ulrich

720-875-5420

Heather Oshiro-Lipp

720-875-5433